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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 2001


                               TMP Worldwide Inc.
               (Exact name of issuer as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-21571                                           13-3906555
(Commission File Number)                       (IRS Employer Identification No.)


                                622 Third Avenue
                               New York, NY 10017
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (212) 351-7000


                                      None.
                 (Former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

      On December 24, 2001, HotJobs.com, Ltd. ("HotJobs") informed TMP Worldwide Inc. (the "Company") that HotJobs deemed an offer from Yahoo! Inc. to be superior to that made by the Company. On December 27, 2001, the Company notified HotJobs that it would not modify the terms of its original offer. In connection therewith, the Company issued a press release which is filed as an exhibit hereto and is incorporated by reference herein. Subsequently, on December 27, 2001, HotJobs terminated the agreement and plan of merger with the Company and paid the required termination fee to the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits

                  99.1. Press release of the Company issued on December 27, 2001, stating that it notified HotJobs that it will not modify the terms of its previously announced agreement to acquire HotJobs.

         (All other items on this report are inapplicable.)

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TMP WORLDWIDE  INC.
                                         (Registrant)


                                         By: /s/Robert O'Connell
                                             --------------------------------
                                             Robert O'Connell
                                             Interim Chief Financial Officer


Dated: December 27, 2001